Exhibit 10.4

AMENDMENT NO. 2 TO

SECURITY AND PLEDGE AGREEMENT

This AMENDMENT NO. 2 TO SECURITY AND PLEDGE AGREEMENT (this “Amendment”), dated April 5, 2022, is by and between Giga-tronics Incorporated, a California corporation (the “Debtor”) and Digital Power Lending, LLC, a California limited liability company (the “Secured Party”).

WHEREAS, the Debtor and the Secured Party entered into a Security and Pledge Agreement as of November 12, 2021 (the “Agreement”) and the Debtor issued the Note (as defined in the Agreement) in the original amount of $500,000 to the Secured Party on November 12, 2021;

WHEREAS, on January 10, 2022, the parties amended the Note to increase the principal amount of the Note from $500,000 to $800,000 and, as of such date, amended the Agreement to reflect such increase in the principal amount of the Note; and

WHEREAS, on April 5, 2022, the parties further amended the Note to increase the principal amount of the Note from $800,000 to $1,300,000 and the parties desire to further amend the Agreement to clarify that the Agreement reflects and applies to such further increase in the principal amount of the Note;

NOW, THEREFORE, the Debtor and the Secured Party, each intending to be legally bound hereby, do mutually covenant and agree as follows:

I.           Section 11(i) of the Agreement is hereby amended and restated as follows:

“(i) The parties to this Agreement acknowledge that as of January 10, 2022, the amount of the Note was increased from $500,000 to $800,000. The parties to this Agreement further acknowledge that as of April 5, 2022, the amount of the Note was further increased from $800,000 to $1,300,000 (the “New Amount”). All rights and remedies that the Secured Party has against the Debtor pursuant to this Agreement shall apply to the New Amount of the Note.”

II.          Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned thereto in the Agreement.

III.         In the event of any conflict between the Agreement and this Amendment, the terms as contained in this Amendment shall control. In all other respects the Agreement is hereby ratified and confirmed.

IV.         This Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Facsimile signatures shall be treated in all respects and for all purposes as originals.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DEBTOR:

GIGA-TRONICS INCORPORATED

By:	/s/ John Regazzi
Name: John Regazzi
Title: President & CEO

SECURED PARTY:

Digital Power Lending, LLC

By:	/s/ David J. Katzoff
Name: David J. Katzoff
Title: Manager